Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Cerevel Therapeutics Holdings, Inc. on Form S-8, of our report dated August 5, 2020, relating to the balance sheet of ARYA Sciences Acquisition Corp II as of June 9, 2020, and the related statements of operations, changes in shareholders’ equity and cash flows for the period from February 20, 2020 (inception) through June 9, 2020.

/s/ WithumSmith+Brown, PC

New York, New York
January 4, 2021